UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 5, 2006

HERITAGE PROPERTY INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	0001-31297	04-3474810
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

131 Dartmouth Street	02116
Boston, Massachusetts	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code

(617) 247-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the completion of the merger (the “Merger”) of Heritage Property Investment Trust, Inc. (the “Company”) with and into Centro Saturn MergerSub, LLC (“MergerSub”), an affiliate of Centro Properties Group, as discussed in Item 5.01 below, “Changes in Control of Registrant,” the Company, MergerSub and LaSalle Bank National Association, as trustee (the “Trustee”), have entered into supplemental indentures, each dated as of October 5, 2006 (collectively, the “Supplemental Indentures”), to (i) the Indenture, dated as of April 1, 2004 (the “2014 Notes Indenture”), governing the Company’s 5.125% Notes due 2014, among the Company, the Trustee, Heritage Property Investment Limited Partnership and Bradley Operating Limited Partnership, as guarantors (the “Guarantors”), and (ii) the Indenture, dated as of October 15, 2004 (the “2009 Notes Indenture”), governing the Company’s 4.50% Notes due 2009 among the Company, the Trustee and the Guarantors.

The Supplemental Indentures each provide for (i) the assumption by MergerSub of all of the obligations of the Company under each of the 2014 Notes Indenture and the 2009 Notes Indenture, effective upon consummation of the Merger, and (ii) the correction of certain inconsistent provisions in each of the 2014 Notes Indenture and 2009 Notes Indenture pursuant to Section 9.01(i) of each such indenture.

The foregoing summary is qualified in its entirety by reference to the Supplemental Indentures, copies of which are attached hereto as Exhibit 4.1 and Exhibit 4.2, and are incorporated by reference herein.

Item 5.01.  Changes in Control of Registrant.

On October 5, 2006, the Company and MergerSub completed the Merger and the other transactions contemplated by the Agreement and Plan of Merger, dated as of July 9, 2006, by and among the Company, MergerSub and Parent.  Under the terms of the merger agreement, holders of Heritage’s common stock will receive cash in an amount equal to $36.675 per share, which amount includes the regular dividend in respect of Heritage’s common stock that has not yet been paid with respect to Heritage’s third quarter of 2006.  In addition, in connection with the Merger, limited partners of Bradley Operating Limited Partnership (“Bradley”), one of Heritage’s operating partnerships, will receive cash in an amount equal to $36.675 per OP unit, which amount includes the regular distribution in respect of Bradley’s OP units that has not yet been paid with respect to Bradley’s third quarter of 2006, or in lieu of such cash consideration, those limited partners who elect to do so, will continue to hold their OP units in Bradley OP.

Item 8.01.  Other Events.

On October 5, 2006, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 by reference announcing the completion of the Merger and related transactions, as described above.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits

4.1	Supplemental Indenture, dated as of October 5, 2006, to the 2014 Notes Indenture.
4.2	Supplemental Indenture, dated as of October 5, 2006, to the 2009 Notes Indenture.
99.1	Press Release dated October 5, 2006 issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Date: October 5, 2006	By:	/s/ Stephen H. Faberman
Stephen H. Faberman
Vice President

EXHIBIT INDEX

Exhibit
Number
4.1	Supplemental Indenture, dated as of October 5, 2006, to the 2014 Notes Indenture.
4.2	Supplemental Indenture, dated as of October 5, 2006, to the 2009 Notes Indenture.
99.1	Press Release dated October 5, 2006 issued by the Company.